Exhibit 10.5

FORM OF STOCK PURCHASE AGREEMENT

by and between

[DYNAMO ENTITY]

and

EATON CORPORATION

Dated as of [●], 202[●]

ii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of [●] (the “Effective Date”), is entered into by and between [Dynamo entity], a [●] (the “Buyer”),1 and Eaton Corporation, an Ohio corporation (the “Seller”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in Article I.

RECITALS

WHEREAS, the Seller previously entered into the Separation and Distribution Agreement, dated as of June 10, 2026 (the “Separation Agreement”), by and among Eaton Corporation plc, an Irish public limited company (“Parent”), the Seller, Eaton Capital Unlimited Company, an Irish public unlimited company (“Eaton HoldCo”), Mobility (USA) Corporation, a Delaware corporation (“SpinCo”) and [Dynamo], a Delaware corporation (“Merger Partner”), pursuant to which Parent will, upon the terms and conditions set forth therein and in accordance with the Restructuring, separate the SpinCo Business such that, as of the Distribution, the SpinCo Business is held by the SpinCo Entities;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of June 10, 2026 (the “Merger Agreement”), by and among Parent, Seller, SpinCo, Atlas Mobility Sub, Inc., a Delaware corporation and newly formed direct wholly owned Subsidiary of SpinCo (“Merger Sub”), and Merger Partner, immediately following the Distribution, Merger Sub will merge with and into Merger Partner (the “Merger”), with Merger Partner surviving as the surviving entity and all shares of Merger Partner will be converted into the right to receive SpinCo Shares upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, in connection with the transactions contemplated by the Separation Agreement and the Merger Agreement, the Buyer desires to purchase the Royal Precision Equity Interests from the Seller, upon the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.2 Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Separation Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:

“Agreement” means this Purchase Agreement.

[1]	Note to Draft: Dynamo Buyer should be a corporate subsidiary of Merger Partner (not Merger Partner directly).
[2]	Note to Draft: Definitions subject to alignment across Transaction Documents.

“Ancillary Agreements” means any Contract entered into in connection with this Agreement.

“Party” means any party hereto, and “Parties” means all parties hereto.

“Royal Precision” means Royal Precision Holdings Corp., a Delaware corporation.

“Royal Precision Equity Interests” means 100% of the stock of Royal Precision.

“Tax Matters Agreement” means the Tax Matters Agreement, in substantially the form attached to the Separation Agreement as Exhibit E, entered into or to be entered into by and between Parent, Eaton Ohio, Eaton HoldCo, SpinCo and Merger Partner on or immediately prior to the Distribution Date.

“Transaction Agreements” means this Agreement and each of the Ancillary Agreements.

“Transactions” means the transactions contemplated by the Transaction Agreements.

Section 1.2 Other Capitalized Terms. The following terms shall have the meanings specified in the indicated section of this Agreement.

Term	Section
Buyer	Preamble
Closing	2.2
Closing Date	2.2
Eaton HoldCo	Recitals
Effective Date	Preamble
Merger	Recitals
Merger Agreement	Recitals
Merger Partner	Recitals
Merger Sub	Recitals
Parent	Recitals
Royal Precision Purchase Price	2.1
Seller	Preamble
Separation Agreement	Recitals
SpinCo	Recitals

ARTICLE II

PURCHASE AND SALE

Section 2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller hereby sells to the Buyer, and the Buyer hereby purchases and acquires from the Seller, the Royal Precision Equity Interests, free and clear of all Liens, other than restrictions on transfer under applicable federal, state, foreign or local securities Laws. In consideration for the Royal Precision Equity Interests, at the Closing, the Buyer shall deliver to the Seller (or the Seller’s designee), in cash, an aggregate amount equal to $[•] (the “Royal Precision Purchase Price”).

Section 2.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the sale of the Royal Precision Equity Interests (the “Closing”) is taking place simultaneously with the execution and delivery of this Agreement by the Parties at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 or by electronic exchange of executed documents including via electronic mail (the date on which the Closing takes place, the “Closing Date”).

Section 2.3 Deliveries at or following Closing.

(a) Closing Payment. At the Closing, the Buyer shall tender the Royal Precision Purchase Price by wire transfer per the Seller’s instructions to a bank account in the United States, in exchange for the Royal Precision Equity Interests.

(b) Other Documents. Each Party shall deliver, or shall cause to be delivered, to each other Party, as applicable, all other previously undelivered documents required to be delivered by such Party to another Party pursuant to this Agreement or the Ancillary Agreements.

(c) W-9. At the Closing, Seller shall deliver to Buyer, and Buyer shall deliver to Seller, a duly completed and executed United States Internal Revenue Service Form W-9.

ARTICLE III

TAX MATTERS

Section 3.1 Tax Matters.

(a) Tax Treatment. The Parties agree and acknowledge that, for U.S. federal (and applicable state and local) income tax purposes, Buyer’s purchase of the Royal Precision Equity Interests from Seller shall constitute a taxable sale or other disposition of property under Section 1001(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Parties shall not take (and shall cause their respective Affiliates (as defined in the Separation Agreement), including, for the avoidance of doubt, Royal Precision following Closing, not to take) any position inconsistent with the preceding sentence on any Tax Return or in any Tax Contest (each, as defined in the Tax Matters Agreement), except upon a Final Determination (as defined in the Tax Matters Agreement).

(b) Buyer and its Affiliates shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration or any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or non-U.S. Tax law. Neither Buyer nor Seller are aware of, or otherwise expect, any withholding tax on Buyer’s purchase of the Royal Precision Equity Interests from Seller; however, notwithstanding the foregoing, Buyer shall provide Seller with at least five (5) days’ written notice of the intention to make any deduction or withholding, and Buyer shall use commercially reasonable efforts to cooperate with any reasonable request from Seller to obtain a reduction of or relief from such deduction or withholding. To the extent that amounts are so deducted and withheld and timely paid over to the appropriate Governmental Authority (as defined in the Separation Agreement), such deducted and withheld amounts will be treated for all purposes of this Agreement as having been paid to the applicable recipient.

(c) Buyer shall not make any election under Section 338 of the Code with respect to the acquisition of the Royal Precision Equity Interests pursuant to this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Binding Effect; No Assignment. This Agreement (and any rights hereunder) shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the Buyer (in the case of any assignment by the Seller) or the Seller (in the case of any assignment by the Buyer), which any Party may withhold in its absolute discretion, and any purported assignment or other transfer without such consent shall be void and unenforceable. Notwithstanding the foregoing, in connection with (and as a condition to) the transfer, directly or indirectly, of all or any portion of the Royal Precision Equity Interests, (a) the Buyer shall cause such transferee to assume all obligations under this Agreement (as if such transferee were the Buyer hereunder); provided, however, that the assumption of such obligations by such transferee shall not relieve the Buyer of any liability hereunder and (b) the Buyer shall deliver (or cause to be delivered) a customary guarantee reasonably satisfactory to the Seller duly executed by a creditworthy entity, pursuant to which such entity guarantees the payment of the amounts necessary to fund all remaining obligations.

Section 4.2 No Third Party Beneficiaries. Other than as expressly set forth herein, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

Section 4.3 Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given (a) when delivered in person, (b) on the date received, if sent by a nationally recognized delivery or courier service, (c) upon written confirmation of receipt after transmittal by electronic mail (followed by delivery of an original via overnight courier service) or (d) upon the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

If to Seller, to:

Eaton Corporation

1000 Eaton Boulevard

Cleveland, Ohio 44122

Attention:   [***]

E-mail:    [***]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:   Steven J. Williams

       Dotun O. Obadina

E-mail:    swilliams@paulweiss.com

       dobadina@paulweiss.com

If to Buyer, to:

[Buyer]

[●]

Attn: [●]

Email: [●]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:   David M. Klein, P.C.

       Rachael G. Coffey, P.C.

       Brian H. Junquera

E-mail:    dklein@kirkland.com

       rachael.coffey@kirkland.com

       brian.junquera@kirkland.com

Section 4.4 Other. Sections 9.2 (Counterparts; Entire Agreement; Corporate Power), 9.3 (Negotiation), 9.4 (Governing Law; Jurisdiction and Forum; Waiver of Jury Trial), 9.5 (Specific Performance), 9.11 (Severability), 9.13 (Headings), 9.14 (Survival of Covenants), 9.15 (Waivers of Default), 9.16 (Amendments) and 9.17 (Interpretation) of the Separation Agreement are hereby incorporated herein by reference and shall apply hereto mutatis mutandis.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

BUYER

[DYNAMO ENTITY]

By:
Name:
Title:

SELLER

EATON CORPORATION

By:
Name:
Title:

[Signature Page to Royal Precision Purchase Agreement]